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                                                                      EXHIBIT 21

                           Subsidiaries of Registrant
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
1   KT Services, Inc.                              2   KT FSC
    100% owned subsidiary                              100% owned subsidiary,
    Incorporated in the State of Washington            a foreign sales corporation
                                                       Incorporated in Guam

3   KTI Limited                                    4   Key Tronic Europe, LTD
    100% owned by Key Tronic Europe, LTD               100% owned subsidiary
    Incorporated in Ireland                            Incorporated in the Cayman Islands

5   Key Tronic Juarez, SA de CV                    6   Key Tronic China LTD
    100% owned subsidiary                              100% owned subsidiary
    Incorporated in Mexico                             Incorporated in the State of Washington

7   Key Tronic Far East Pte LTD                    8   Key Tronic Computer Peripherals (Shanghai) Co. LTD
    100% owned subsidiary                              100% owned subsidiary
    Incorporated in Singapore                          Incorporated in Republic of China

9   Key Tronic Reynosa, S.A. de CV
    100% owned subsidiary
    Incorporated in Mexico
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